      Exhibit 99.1

For Immediate Release

Editorial Contacts:
Joe Greenhalgh, Vice President, Investor Relations – USA (510) 713-4430
Nancy Morrison, Vice President, Corporate Communications – USA (510) 713-4948
Ben Starkie, Public Relations Manager – Europe +41-(0) 21-863-5195

Logitech Announces Financial Results for Q2 FY 2010

Company Exceeds Outlook, Expects Return to Profit Growth in Q3

FREMONT, Calif., Oct. 21, 2009 and ROMANEL-SUR-MORGES, Switzerland, Oct. 22, 2009 — Logitech International (SIX: LOGN) (Nasdaq: LOGI) today announced financial results for the second quarter of Fiscal Year 2010.

Sales for Q2 were $498 million, a decrease of 25 percent compared to $665 million in the same quarter last year. Excluding the unfavorable impact of exchange rate changes, sales decreased by 24 percent.

Operating income for Q2 was $27 million, compared to $80 million in the same quarter a year ago. Net income for the quarter was $21 million ($0.11 per share) compared to net income of $72 million ($0.39 per share) in Q2 FY 2009. Gross margin for the second quarter was 30.5 percent compared to 34.3 percent in Q2 FY 2009.

Logitech’s retail sales for Q2 declined by 19 percent year over year, with sales down by 5 percent in the Americas, 24 percent in EMEA, and 28 percent in Asia. OEM sales were down by 54 percent.

“Our Q2 results demonstrate that we continue to deliver on our plan to navigate the downturn,” said Gerald P. Quindlen, Logitech president and chief executive officer. “I was pleased that we delivered the predicted return to profitability, driven by a substantial improvement in gross margin compared to Q1 and our ongoing diligence in controlling expenses. Our sales and profitability both benefited from better-than-expected sell-through of our products in the Americas and EMEA.

“Our sustained focus on working capital management resulted in cash flow from operations of $133 million for the first half of the fiscal year. This represents an improvement of 59 percent compared to the first half of the prior year, in spite of dramatically worse economic conditions.

“We’ve entered the second half of Fiscal Year 2010 well positioned for continued improvements in our operating performance. In both EMEA and the Americas, the reset of our channel partners’ weeks of supply is essentially complete. Our new products are being well received by customers and will be well represented on retail shelves for the holiday season. Even assuming no improvement in consumer spending, we anticipate a return to year-over-year profit growth starting in Q3.”

Outlook
For the third quarter of FY 2010, Logitech expects sales within the range of $575 million to $595 million, gross margin of approximately 31 percent, and operating income in the range of $45 million to $50 million.

Earnings Teleconference and Webcast
Logitech will hold an earnings teleconference on Thursday, Oct. 22, 2009 at 8:30 a.m. Eastern Daylight Time and 14:30 Central European Summer Time. A live webcast of the call, along with presentation slides, will be available on the Logitech corporate Web site at http://ir.logitech.com.

About Logitech

Logitech is a world leader in personal peripherals, driving innovation in PC navigation, Internet communications, digital music, home-entertainment control, gaming and wireless devices. Founded in 1981, Logitech International is a Swiss public company listed on the SIX Swiss Exchange (LOGN) and on the Nasdaq Global Select Market (LOGI).
# # #
This press release contains forward-looking statements, including the statements regarding anticipated sales, operating income and gross margin for Q3 FY 2010, a return to profit growth in Q3 FY 2010, and the Company being positioned for continued improvement in operating performance. The forward-looking statements in this release involve risks and uncertainties that could cause Logitech’s actual results to differ materially from that anticipated in these forward-looking statements. Factors that could cause actual results to differ materially include: our inability to predict the timing and strength of the improvement in our business, operating results and financial condition; the demand of our customers and our consumers for our products and our ability to accurately forecast it; consumer reaction to our new product lineup; the effect of pricing, product, marketing and other initiatives by our competitors, and our reaction to them, on our sales, gross margins and profitability; if we fail to take advantage of long-term trends in the consumer electronics and personal computers industries; if we fail to successfully innovate in our current and emerging product categories and identify new feature or product opportunities; the sales mix among our lower- and higher-margin products and our geographic sales mix; as well as those additional factors set forth in our periodic filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2009, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, available at www.sec.gov. Logitech does not undertake to update any forward-looking statements.

Logitech, the Logitech logo, and other Logitech marks are registered in Switzerland and other countries. All other trademarks are the property of their respective owners. For more information about Logitech and its products, visit the company’s Web site at www.logitech.com.

(LOGI – IR)

LOGITECH INTERNATIONAL S.A.

(In thousands, except per share amounts) - Unaudited

	Quarter Ended September 30,
CONSOLIDATED STATEMENTS OF OPERATIONS	2009	2008

Net sales	$498,093	$664,707
Cost of goods sold	346,305	436,633
Gross profit	151,788	228,074
% of net sales	30.5%	34.3%

Operating expenses:
Marketing and selling	68,835	84,740
Research and development	31,825	33,351
General and administrative	23,739	29,620
Restructuring charges	45	-
Total operating expenses	124,444	147,711

Operating income	27,344	80,363

Interest income, net	639	2,775
Other income (expense), net	(1,438)	(853)

Income before income taxes	26,545	82,285
Provision (benefit) for income taxes	5,802	9,974

Net income	$20,743	$72,311

Shares used to compute net income per share:
Basic	178,395	178,630
Diluted	180,989	183,509
Net income per share:
Basic	$0.12	$0.41
Diluted	$0.11	$0.39

LOGITECH INTERNATIONAL S.A.

(In thousands, except per share amounts) - Unaudited

	Six Months Ended September 30,
CONSOLIDATED STATEMENTS OF OPERATIONS	2009	2008

Net sales	$824,203	$1,173,418
Cost of goods sold	594,593	771,772
Gross profit	229,610	401,646
% of net sales	27.9%	34.2%

Operating expenses:
Marketing and selling	127,773	162,020
Research and development	63,185	66,610
General and administrative	44,920	62,929
Restructuring charges	1,494	-
Total operating expenses	237,372	291,559

Operating income (loss)	(7,762)	110,087

Interest income, net	1,231	5,327
Other income (expense), net	(636)	(292)

Income (loss) before income taxes	(7,167)	115,122
Provision (benefit) for income taxes	9,455	13,505

Net income (loss)	$(16,622)	$101,617

Shares used to compute net income (loss) per share:
Basic	179,058	178,835
Diluted	179,058	184,154
Net income (loss) per share:
Basic	$(0.09)	$0.57
Diluted	$(0.09)	$0.55

LOGITECH INTERNATIONAL S.A.

(In thousands) - Unaudited

CONSOLIDATED BALANCE SHEETS	September 30, 2009	March 31, 2009	September 30, 2008

Current assets
Cash and cash equivalents	$524,844	$492,759	$455,231
Short term investments	-	1,637	3,418
Accounts receivable	259,776	213,929	467,499
Inventories	239,904	233,467	323,673
Other current assets	60,104	56,884	68,138
Total current assets	1,084,628	998,676	1,317,959
Property, plant and equipment	97,664	104,132	105,244
Intangible assets
Goodwill	243,108	242,909	218,776
Other intangible assets	27,505	32,109	31,460
Other assets	49,092	43,704	39,072
Total assets	$1,501,997	$1,421,530	$1,712,511

Current liabilities
Accounts payable	$291,661	$157,798	$404,356
Accrued liabilities	154,529	131,496	168,627
Total current liabilities	446,190	289,294	572,983
Other liabilities	142,370	134,528	126,345
Total liabilities	588,560	423,822	699,328

Shareholders' equity	913,437	997,708	1,013,183

Total liabilities and shareholders' equity	$1,501,997	$1,421,530	$1,712,511

LOGITECH INTERNATIONAL S.A.

(In thousands) - Unaudited

	Six Months Ended September 30,
CONSOLIDATED STATEMENTS OF CASH FLOWS	2009	2008

Cash flows from operating activities:
Net income (loss)	$(16,622)	$101,617
Non-cash items included in net income:
Depreciation	26,057	22,501
Amortization of other intangible assets	4,603	3,470
Share-based compensation expense related to options,
restricted stock units and purchase rights	11,166	11,710
Write-down of investments	-	979
Excess tax benefits from share-based compensation	(1,346)	(6,032)
Loss (gain) on cash surrender value of life insurance policies	(402)	363
Deferred income taxes and other	(274)	3,434
Changes in assets and liabilities:
Accounts receivable	(39,896)	(99,553)
Inventories	(1,011)	(83,760)
Other assets	(8,585)	(13,611)
Accounts payable	130,803	118,930
Accrued liabilities	28,407	23,359
Net cash provided by operating activities	132,900	83,407

Cash flows from investing activities:
Purchases of property, plant and equipment	(18,144)	(25,047)
Acquisitions and investments, net of cash acquired	(200)	-
Proceeds from cash surrender of life insurance policies	813	-
Acquisitions and investments, net of cash acquired	-	(31,832)
Premiums paid on cash surrender value life insurance policies	-	(427)
Net cash used in investing activities	(17,531)	(57,306)

Cash flows from financing activities:
Purchases of treasury shares	(101,267)	(76,017)
Proceeds from sale of shares upon exercise of options and purchase rights	12,972	22,355
Excess tax benefits from share-based compensation	1,346	6,032
Net cash used in financing activities	(86,949)	(47,630)

Effect of exchange rate changes on cash and cash equivalents	3,665	(5,592)
Net increase (decrease) in cash and cash equivalents	32,085	(27,121)
Cash and cash equivalents at beginning of period	492,759	482,352
Cash and cash equivalents at end of period	524,844	$455,231

LOGITECH INTERNATIONAL S.A.

(In thousands, except per share amounts) - Unaudited

	Quarter Ended September 30,		Six Months Ended September 30,
SUPPLEMENTAL FINANCIAL INFORMATION	2009	2008	2009	2008

Depreciation	$14,580	$11,906	$26,057	$22,501
Amortization of other acquisition-related intangibles	2,270	1,865	4,603	3,470
Operating income	27,344	80,363	(7,762)	110,087
Operating income before depreciation and amortization	44,194	94,134	22,898	136,058
Capital expenditures	10,442	14,419	18,144	25,047

Net sales by channel:
Retail	$442,702	$544,216	$726,468	$983,384
OEM	55,391	120,491	97,735	190,034
Total net sales	$498,093	$664,707	$824,203	$1,173,418

Net sales by product family:
Retail - Pointing Devices	$130,611	$178,089	$220,847	$324,446
Retail - Keyboards & Desktops	79,906	111,073	137,915	206,029
Retail - Audio	121,001	116,812	193,121	200,030
Retail - Video	58,263	70,288	101,077	127,477
Retail - Gaming	28,493	39,030	45,642	69,539
Retail - Remotes	24,428	28,924	27,866	55,863
OEM	55,391	120,491	97,735	190,034
Total net sales	$498,093	$664,707	$824,203	$1,173,418

	Quarter Ended September 30,		Six Months Ended September 30,
Stock-based Compensation Expense for Employee Stock Options and Employee Stock Purchases	2009	2008	2009	2008

Cost of goods sold	$628	$669	$1,426	$1,400
Marketing and selling	2,154	1,989	3,913	3,838
Research and development	1,068	1,147	1,909	2,109
General and administration	1,908	2,018	3,917	4,364
Income tax benefit	(449)	(1,241)	(833)	(2,198)
Total stock-based compensation expense after income taxes	$5,309	$4,582	$10,332	$9,513

Stock-based compensation expense for employee stock options and employee stock purchases, net of tax, per share (diluted)	$0.03	$0.02	$0.06	$0.05